We consent to the reference to our firm under the capition "Experts" and to the use of our report dated May 27, 1998, in the Registration Statement (Form S-4, No. 333-44969) of DESA International, Inc. For registration of $130,000,000 of 9 7/8% Senior Subordinated Notes due 2007.


                                                              Ernst & Young LLP

New York, New York
July 16, 1998